UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2019

SELECTA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way
Watertown, MA 02472
(Address of principal executive offices) (Zip Code)

(617) 923-1400
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	SELB	Nasdaq Global Market
$0.0001 par value per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2019, the Board of Directors (the “Board”) of Selecta Biosciences, Inc. (the “Company”) appointed Scott Myers as a Class I director, to serve until the Company’s annual meeting of stockholders to be held in 2020 and until his successor is duly elected and qualified or his earlier death, disqualification, resignation or removal. Mr. Myers has been appointed to serve on the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”).

Mr. Myers, age 53, has served as Chief Executive Officer and Chairman of the Board of Rainier Therapeutics, formerly known as BioClin Therapeutics, an oncology biotechnology company focused on late-stage bladder cancer, since September 2018 and June 2018, respectively. Previously, he served as Chief Executive Officer and member of the board of directors of Cascadian Therapeutics, Inc., an oncology company, from April 2016 through its acquisition by Seattle Genetics in March 2018. Prior to Cascadian, Mr. Myers served as Chief Executive Officer of Aerocrine AB, a medical device company, from 2011 through its acquisition by Circassia Pharmaceuticals plc in July 2015. He currently is a member of the board of directors and audit committee of Harpoon Therapeutics. Mr. Myers previously served on the board of directors of Cascadian Therapeutics from 2016 through 2018. Mr. Myers’ experience as a senior executive of life sciences companies and knowledge of the pharmaceutical and biotech industries contributed to our Board of Directors’ conclusion that he should serve as a director of the Company.

Mr. Myers is eligible to participate in the Company’s Non-Employee Director Compensation Plan, including receipt of an annual retainer of $40,000 for his Board service, an additional annual retainer of $4,000 for his service on the Nominating Committee, and an initial award of options to purchase 20,000 shares of the Company’s common stock (the “Initial Award”). The Initial Award has an exercise price equal to $2.10 per share, the fair market value of a share of the Company's common stock on the date of grant, and will vest and become exercisable in 36 substantially equal monthly installments following the date of grant, subject to Mr. Myers’ continued service on the Board through each such vesting date. Mr. Myers has also entered into the Company’s standard indemnification agreement for directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTA BIOSCIENCES, INC.

Date: June 20, 2019	By:	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer